                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                                 ACCESSITY CORP.
                                       AND
                              PACIFIC ETHANOL, INC.


         This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT AND PLAN OF MERGER"), dated as of March 23, 2005, between Pacific Ethanol, Inc., a Delaware corporation ("PACIFIC ETHANOL"), and Accessity Corp., a New York corporation ("ACCESSITY"), pursuant to Section 253 of the Delaware General Corporation Law (the "DGCL") and Section 907 of the New York Business Corporation Law (the "NYBCL").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, Pacific Ethanol is a corporation duly organized and in good standing under the laws of the State of Delaware;

         WHEREAS, Accessity a corporation duly organized and in good standing under the laws of the State of New York. The name under which Accessity was formed is UNISEARCH, INC.;

         WHEREAS, Pacific Ethanol is the wholly-owned subsidiary of Accessity;
and

         WHEREAS, the Board of Directors of Pacific Ethanol and the Board of Directors of Accessity have determined that it is advisable and in the best interests of each of them that Accessity merge with and into Pacific Ethanol upon the terms and subject to the conditions herein provided.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                     MERGER
                                     ------

         Upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware and the Certificate of Merger with the Secretary of the State of New York (the "EFFECTIVE TIME"), Accessity shall be merged with and into Pacific Ethanol (the "MERGER"), and Pacific Ethanol shall be the corporation surviving the Merger (hereinafter referred to as, the "SURVIVING CORPORATION").

                                    ARTICLE 2
                   DIRECTORS, OFFICERS AND GOVERNING DOCUMENTS
                   -------------------------------------------

         The directors of the Surviving Corporation immediately after the Effective Time shall be Barry Siegel, Kenneth J. Friedman and Bruce S. Udell. The officers of the Surviving Corporation immediately after the Effective Time shall be as follows:


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           NAME                               POSITION
           ----                               --------

        Barry Siegel            Chairman of the Board, President and Chief
                                Executive Officer

        Philip B. Kart          Senior Vice President, Secretary and Chief
                                Financial Officer

         These officers and directors shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

         The Certificate of Incorporation and Bylaws of the Surviving Corporation as in force and effect at the effective time and date of the Merger will be the Certificate of Incorporation and Bylaws of said Surviving Corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of the State of Delaware of said Surviving Corporation.

                                    ARTICLE 3
                                      NAME
                                      ----

         The name of the Surviving Corporation shall be: Pacific Ethanol, Inc.

                                    ARTICLE 4
                EFFECT OF MERGER ON SHARES OF STOCK OF ACCESSITY
                ------------------------------------------------

         At the Effective Time, except shares held by dissenting shareholders, every share of common stock, par value $0.015 per share, of Accessity immediately prior to the Effective Time shall be converted into and become one
(1) share of common stock, par value $0.001 per share, of the Surviving Corporation. At the Effective Time, each issued and outstanding share of stock of the Surviving Corporation held by Accessity shall be canceled, without the payment of consideration therefor.

                                    ARTICLE 5
                              EFFECT OF THE MERGER
                              --------------------

         The Merger shall have the effect set forth in Section 259 of the DGCL.

                                    ARTICLE 6
                                    APPROVAL
                                    --------

         This Agreement and Plan of Merger, as made and approved, has been submitted to the shareholders of Accessity for their approval or rejection in the manner prescribed by the provisions of the NYBCL and shall be approved in the manner prescribed by the DGCL.

                                    ARTICLE 7
                                  AUTHORIZATION
                                  -------------

         The Board of Directors and the proper officers of Accessity and of the Surviving Corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or of the Merger herein provided for.


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                                    ARTICLE 8
                               FURTHER ASSURANCES
                               ------------------

         From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Accessity such deeds and other instruments, and there shall be taken or caused to be taken by the Surviving Corporation all such further and other actions, as shall be appropriate or necessary in order to vest, perfect or confirm in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers and authority of Accessity, and otherwise to carry out the purposes of this Agreement and Plan of Merger. The officers and directors of the Surviving Corporation are fully authorized, on behalf of the Surviving Corporation or Accessity, to take any and all such actions and to execute and deliver any and all such deeds, documents and other instruments.

                                    ARTICLE 9
                              RESERVATION OF RIGHTS
                              ---------------------

         The Board of Directors of Accessity reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Merger, if at any time prior to consummating such Merger, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of Accessity and its shareholders. The Board of Directors may also elect not to proceed with the reincorporation if it receives demands for the exercise of dissenters' rights from holders of shares of common stock representing more than one percent (1%) of its issued and outstanding shares of common stock. In addition, the Board of Directors reserves the right to consummate the Merger for up to twelve (12) months following shareholder approval thereof. However, at the present time, the board of directors intends to proceed with the Merger, as presented herein without delay.

                                   ARTICLE 10
                                 CAPITALIZATION
                                 --------------

         Accessity has issued and outstanding 2,339,414 shares of Common Stock, 0 shares of Preferred Stock (0 shares of Series A Preferred Stock) and 0 shares of Junior Participating Preferred Stock. Except as otherwise provided by the New York Business Corporation Law, the holders of all of the foregoing classes and series of stock of Accessity shall have voting rights, voting together as a class. None of these shares are subject to change prior to the Effective Time of the Merger.

         Pacific Ethanol has issued and outstanding One Hundred (100) shares of Common Stock. No shares Preferred Stock are issued and outstanding. Except as otherwise provided by the General Corporation Law of the State of Delaware, the holders of Common Stock of Pacific Ethanol shall exclusively possess all voting power of the corporation. None of these shares are subject to change prior to the Effective Time of the Merger.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement and
Plan of Merger as of the date first above written.


                                          ACCESSITY CORP.,
                                          a New York corporation


                                          By:  /S/ BARRY SIEGEL
                                             -----------------------------------

                                          Name:    BARRY SEIGEL
                                               ---------------------------------

                                          Title:   CHAIRMAN AND CEO
                                                --------------------------------



                                          PACIFIC ETHANOL, INC.,
                                          a Delaware corporation


                                          By:  /S/ BARRY SIEGEL
                                             -----------------------------------

                                          Name:    BARRY SEIGEL
                                               ---------------------------------

                                          Title:   CHAIRMAN AND CEO
                                                --------------------------------


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